EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

HELIUS MEDICAL TECHNOLOGIES, INC.

FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2021

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Helius Medical Technologies, Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2021 and filed with the Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2021	/s/ Dane C. Andreeff
Dane C. Andreeff
Chief Executive Officer and Director